Exhibit 10.13

RIVERBED TECHNOLOGY, INC.

2006 EMPLOYEE STOCK PURCHASE PLAN

ADOPTED EFFECTIVE SEPTEMBER 20, 2006

AMENDED AND RESTATED EFFECTIVE APRIL 11, 2007

AMENDED AND RESTATED EFFECTIVE APRIL 28, 2009,

AND UPDATED TO REFLECT THE 2:1 STOCK SPLIT ON NOVEMBER 8, 2010

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SECTION 9.	LIMITATIONS ON STOCK OWNERSHIP	6
(a)	Five Percent Limit	6
(b)	Dollar Limit	6

SECTION 10.	RIGHTS NOT TRANSFERABLE	7

SECTION 11.	NO RIGHTS AS AN EMPLOYEE	7

SECTION 12.	NO RIGHTS AS A STOCKHOLDER	7

SECTION 13.	SECURITIES LAW REQUIREMENTS	7

SECTION 14.	SEVERABILITY	8

SECTION 15.	CODE SECTION 409A	8

SECTION 16.	AMENDMENT OR DISCONTINUANCE	8
(a)	General Rule	8
(b)	Impact on Purchase Price	8

SECTION 17.	GOVERNING LAW	9

SECTION 18.	DEFINITIONS	9
(a)	Accumulation Period	9
(b)	Affiliate	9
(c)	Board	9
(d)	Code	9
(e)	Code Section 423(b) Component	9
(f)	Committee	9
(g)	Company	9
(h)	Compensation	9
(i)	Corporate Reorganization	10
(j)	Eligible Employee	10
(k)	Exchange Act	10
(l)	Fair Market Value	10
(m)	IPO	11
(n)	Non-423(b) Component	11
(o)	Offering Period	11
(p)	Participant	11
(q)	Participating Company	11
(r)	Plan	11
(s)	Plan Account	11
(t)	Purchase Price	11
(u)	Stock	11
(v)	Subsidiary	11
(w)	U.S. Eligible Employee	11

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RIVERBED TECHNOLOGY, INC.

2006 EMPLOYEE STOCK PURCHASE PLAN

SECTION 1. PURPOSE OF THE PLAN.

The Board adopted the Plan effective as of the date of the IPO. The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Stock from the Company on favorable terms. The Plan is intended to qualify for favorable tax treatment under section 423 of the Code and shall be administered, interpreted and construed accordingly, although the Company makes no undertaking or representation to maintain such qualification. In addition, the Plan authorizes the purchase of Stock under a Non-423(b) Component, pursuant to rules, procedures or sub-plans adopted by the Board or the Committee and designed to achieve tax, securities law or other objectives, provided, however, that U.S. Eligible Employees will not be permitted to purchase Stock under the Non-423(b) Component.

SECTION 2. ADMINISTRATION OF THE PLAN.

(a) Committee Composition. The Committee shall administer the Plan. The Committee shall consist exclusively of one or more directors of the Company, who shall be appointed by the Board.

(b) Committee Responsibilities. The Committee shall interpret the Plan and make all other policy decisions relating to the operation of the Plan. The Committee may adopt such rules, procedures, sub-plans, guidelines and forms as it deems appropriate to implement the Plan, including relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. The Committee’s determinations under the Plan shall be final and binding on all persons.

SECTION 3. STOCK OFFERED UNDER THE PLAN.

(a) Authorized Shares. The number of shares of Stock available for purchase under the Plan shall be 3,000,000 (subject to adjustment pursuant to Subsection (b) below). On January 1 of each year, commencing with January 1, 2007, the aggregate number of shares of Stock available for purchase during the life of the Plan shall automatically be increased by a number equal to the lowest of (i) 1% of the total number of shares of Stock then outstanding, (ii) 1,500,000 shares of Stock (subject to adjustment pursuant to Subsection (b) below) or (iii) the number of shares of Stock determined by the Board. Any or all of such shares of Stock may be granted under the Code Section 423(b) Component.

(b) Anti-Dilution Adjustments. The aggregate number of shares of Stock offered under the Plan, the number of shares of Stock set forth in Subsection (a)(ii) above, the 4,000-share limitation described in Section 8(c) and the price of shares that any Participant has elected to purchase shall be adjusted proportionately for any increase or decrease in the number of outstanding shares of Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend, any other increase or decrease in such shares effected without receipt or payment of consideration by the Company, the distribution of the shares of a Subsidiary to the Company’s stockholders, or a similar event.

(c) Reorganizations. Any other provision of the Plan notwithstanding, immediately prior to the effective time of a Corporate Reorganization, the Offering Period and Accumulation Period then in progress shall terminate and shares shall be purchased pursuant to Section 8, unless the Plan is continued or assumed by the surviving corporation or its parent corporation. The Plan shall in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

SECTION 4. ENROLLMENT AND PARTICIPATION.

(a) Offering Periods. While the Plan is in effect, the Committee shall determine the duration and commencement date of each Offering Period, provided that an Offering Period shall in no event be longer than 27 months. Offering Periods may be consecutive or overlapping.

(b) Accumulation Periods. While the Plan is in effect, the Committee shall determine the duration and commencement date of each Accumulation Period, provided that an Accumulation Period shall in no event end later than the close of the Offering Period in which it begins. Accumulation Periods shall be consecutive.

(c) Enrollment . In the case of any individual who qualifies as an Eligible Employee on the first day of any Offering Period, he or she may elect to become a Participant on such day by filing the prescribed enrollment form with the Company or a third party designated by the Company. The enrollment form shall be filed at the prescribed location not later than the commencement date of such Offering Period.

(d) Duration of Participation. Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she:

(i) May no longer contribute to the Plan under Section 9(b);

(ii) Withdraws from the Plan under Section 6(a); or

(iii) Ceases to be an Eligible Employee.

A Participant whose employee contributions were discontinued automatically under Section 9(b) shall automatically resume participation at the beginning of the earliest Accumulation Period ending in the next calendar year, if he or she then is an Eligible Employee. In all other cases, a former Participant may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (c) above.

(e) Applicable Offering Period. For purposes of calculating the Purchase Price under Section 8(b), the applicable Offering Period shall be determined as follows:

(i) Once a Participant is enrolled in the Plan for an Offering Period, such Offering Period shall continue to apply to him or her until the earliest of (A) the end of such Offering Period, (B) the end of his or her participation under Subsection (d) above or (C) enrollment for a subsequent Offering Period under Paragraph (ii), (iii) or (iv) below, provided that the Committee has determined that there will be a subsequent Offering Period.

(ii) In the event that the Fair Market Value of Stock on the first trading day in the Offering Period for which the Participant is enrolled is higher than on the first trading day in any subsequent Offering Period, the Participant shall automatically be enrolled for such subsequent Offering Period.

(iii) If Section 14(b) applies, the Participant shall automatically be enrolled for a new Offering Period.

(iv) Any other provision of the Plan notwithstanding, the Company (at its sole discretion) may determine prior to the commencement of any new Offering Period that all Participants shall be enrolled for such new Offering Period.

(v) When a Participant reaches the end of an Offering Period but his or her participation is to continue, then such Participant shall automatically be enrolled for the Offering Period that commences immediately after the end of the prior Offering Period.

SECTION 5. EMPLOYEE CONTRIBUTIONS.

(a) Commencement of Payroll Deductions. A Participant may purchase shares of Stock under the Plan by means of payroll deductions. To the extent required by local law, the Committee, in its discretion, may decide that an Eligible Employee may contribute to the Plan by means other than payroll deductions, provided that contributions other than payroll deductions will be permissible only for Eligible Employees participating in the Non-423(b) Component. Payroll deductions shall commence as soon as reasonably practicable after the Company has received the prescribed enrollment form.

(b) Amount of Payroll Deductions/Contributions. An Eligible Employee shall designate on the enrollment form the portion of his or her Compensation that he or she elects to have withheld/contribute for the purchase of Stock. Such portion shall be a whole percentage of the Eligible Employee’s Compensation, but not less than 1% nor more than 15%.

(c) Changing Withholding Rate. When the Committee adopts an Offering Period under Section 4(a), it shall also prescribe the rules that will apply if a Participant wishes to change his or her rate of payroll deductions/contributions during such Offering Period. A Participant may change his or her rate of payroll deductions/contributions, only if and to the extent permitted by such rules, by filing a new enrollment form with the Company or a third party designated by the Company at the prescribed location. The new withholding rate shall be effective as soon as reasonably practicable after the Company or a third party designated by the Company has received such form. The rules prescribed by the Committee may also provide that a Participant’s rate of payroll deductions/contributions will automatically revert to a prior rate as of the commencement date of a new Accumulation Period.

SECTION 6. WITHDRAWAL FROM THE PLAN.

(a) Withdrawal. A Participant may elect to withdraw from the Plan by filing the prescribed form with the Company or a third party designated by the Company at the prescribed location at any time before the last day of an Accumulation Period. As soon as reasonably practicable thereafter, payroll deductions/contributions shall cease and the entire amount credited to the Participant’s Plan Account shall be refunded to him or her in cash, without interest, unless otherwise required by local law. No partial withdrawals shall be permitted.

(b) Enrollment After Withdrawal. A former Participant who has withdrawn from the Plan shall not be a Participant until he or she again enrolls in the Plan under Section 4(c). Enrollment may be effective only at the commencement of an Offering Period.

SECTION 7. CHANGE IN EMPLOYMENT STATUS.

(a) Termination of Employment. Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 6(a). (A transfer from one Participating Company to another shall not be treated as a termination of employment.)

(b) Leave of Absence. For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing. Employment, however, shall be deemed to terminate 90 days after the Participant goes on a leave, unless a contract or statute guarantees his or her right to return to work. Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.

(c) Death. Except as otherwise provided by the Committee, the Participant may designate a beneficiary on the prescribed form to whom the amount credited to his or her Plan Account shall be paid in the event of the Participant’s death. Such form shall be valid only if it was filed with the Company or a third party designated by the Company at the prescribed location before the Participant’s death. If no beneficiary is designated or if a beneficiary designation is not permitted by the Committee, the amount credited to the Participant’s Plan Account shall be paid to the Participant’s estate.

SECTION 8. PLAN ACCOUNTS AND PURCHASE OF SHARES.

(a) Plan Accounts. The Company shall maintain a Plan Account on its books in the name of each Participant. Whenever an amount is deducted from the Participant’s Compensation or otherwise contributed under the Plan, such amount shall be credited to the Participant’s Plan Account. Amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Company’s general assets and applied to general corporate purposes, unless otherwise provided by local law. No interest shall be credited to Plan Accounts, unless otherwise required by local law.

(b) Purchase Price. The Purchase Price for each share of Stock purchased at the close of an Accumulation Period shall be the lower of:

(i) 85% of the Fair Market Value of such share on the first trading day in the applicable Offering Period (as determined under Section 4(e)) or, in the case of the first Offering Period under the Plan, 85% of the price at which one share of Stock is offered to the public in the IPO; or

(ii) 85% of the Fair Market Value of such share on the last trading day in such Accumulation Period.

(c) Number of Shares Purchased. As of the last day of each Accumulation Period, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Subsection (c), unless the Participant has previously elected to withdraw from the Plan in accordance with Section 6(a). The amount then in the Participant’s Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased from the Company with the funds in the Participant’s Plan Account. The foregoing notwithstanding, no Participant shall purchase more than 4,000 shares of Stock with respect to any Accumulation Period nor more than the amounts of Stock set forth in Sections 3(a) and 9(b). The Committee may determine with respect to all Participants that any fractional share, as calculated under this Subsection (c), shall be (i) rounded down to the next lower whole share or (ii) credited as a fractional share.

(d) Available Shares Insufficient. In the event that the aggregate number of shares that all Participants elect to purchase during an Accumulation Period exceeds the maximum number of shares remaining available for issuance under Section 3, then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction. The numerator of such fraction is the number of shares that such Participant has elected to purchase, and the denominator of such fraction is the number of shares that all Participants have elected to purchase.

(e) Issuance of Stock. The shares of Stock purchased by a Participant under the Plan shall be registered in the name of such Participant. The Committee may determine, in its discretion, that, until the expiration of the holding period described in section 423(a)(1) of the Code, Participants in the Code Section 423(b) Component shall be required to hold such shares with (i) a broker designated by the Committee or (ii) any other broker whom the Participant has directed in writing to sell such shares pursuant to Rule 10b5-1(c)(1) under the Exchange Act.

(f) Tax Withholding. To the extent required by applicable federal, state, local or foreign law, a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any shares of Stock under the Plan until such obligations are satisfied.

(g) Unused Cash Balances. An amount remaining in the Participant’s Plan Account that represents the Purchase Price for any fractional share shall be carried over in the Participant’s Plan Account to the next Accumulation Period. Any amount remaining in the Participant’s Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Subsection (c) above, Section 3 or Section 9(b) shall be refunded to the Participant in cash, without interest, unless otherwise required by local law.

(h) Stockholder Approval. Any other provision of the Plan notwithstanding, no shares of Stock shall be purchased under the Plan unless and until the Company’s stockholders have approved the adoption of the Plan.

SECTION 9. LIMITATIONS ON STOCK OWNERSHIP.

(a) Five Percent Limit. Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock possessing more than 5% of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company. For purposes of this Subsection (a), the following rules shall apply:

(i) Ownership of stock shall be determined after applying the attribution rules of section 424(d) of the Code;

(ii) Each Participant shall be deemed to own any stock that he or she has a right or option to purchase under this or any other plan; and

(iii) Each Participant shall be deemed to have the right to purchase 4,000 shares of Stock under this Plan with respect to each Accumulation Period.

(b) Dollar Limit. Any other provision of the Plan notwithstanding, no Participant shall have a right to purchase Stock under the Plan and all other employee stock purchase plans of the Company and its Subsidiaries which accrues at a rate which in the aggregate exceeds $25,000 of the Fair Market Value of such Stock (determined under Section 423 of the Code at the time the right is granted) for each calendar year in which the right is outstanding at the time.

Employee stock purchase plans not described in Section 423 of the Code shall be disregarded. If a Participant is precluded by this Subsection (b) from purchasing additional Stock under the Plan, then his or her employee contributions shall automatically be discontinued and shall automatically resume at the beginning of the first Accumulation Period that will end in the next calendar year (if he or she then is an Eligible Employee).

SECTION 10. RIGHTS NOT TRANSFERABLE.

The rights of any Participant under the Plan, or any Participant’s interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by beneficiary designation (if permitted by the Committee, in its discretion) or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by beneficiary designation (if permitted by the Committee, in its discretion) or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 6(a).

SECTION 11. NO RIGHTS AS AN EMPLOYEE.

Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

SECTION 12. NO RIGHTS AS A STOCKHOLDER.

A Participant shall have no rights as a stockholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the last day of the applicable Accumulation Period.

SECTION 13. SECURITIES LAW REQUIREMENTS.

Shares of Stock shall not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.

SECTION 14. SEVERABILITY.

If any particular provision of this Plan is found to be invalid or unenforceable, such provision shall not affect the other provisions of the Plan, but the Plan shall be construed in all respects as if such invalid provision had been omitted.

SECTION 15. CODE SECTION 409A.

The Code Section 423(b) Component is exempt from the application of Section 409A of the Code. The Non-423(b) Component is intended to be exempt from Section 409A of the Code under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. In the case of a Participant who would otherwise be subject to Section 409A of the Code, to the extent an option to purchase Stock or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the option to purchase Stock shall be granted, paid, exercised, settled or deferred in a manner that will comply with Section 409A of the Code, including the final regulations and other guidance issued with respect thereto, except as otherwise determined by the Board or the Committee. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the option to purchase Stock under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Board or the Committee with respect thereto.

SECTION 16. AMENDMENT OR DISCONTINUANCE.

(a) General Rule. The Board shall have the right to amend, suspend or terminate the Plan at any time and without notice. Except as provided in Section 3, any increase in the aggregate number of shares of Stock that may be issued under the Plan shall be subject to the approval of the Company’s stockholders. In addition, any other amendment of the Plan shall be subject to the approval of the Company’s stockholders to the extent required by any applicable law or regulation. The Plan shall terminate automatically 20 years after its adoption by the Board, unless (a) the Plan is extended by the Board and (b) the extension is approved within 12 months by a vote of the stockholders of the Company.

(b) Impact on Purchase Price. This Subsection (b) shall apply in the event that (i) the Company’s stockholders during an Accumulation Period approve an increase in the number of shares of Stock that may be issued under Section 3 and (ii) the aggregate number of shares to be purchased at the close of such Accumulation Period exceeds the number of shares that remained available under Section 3 before such increase. In such event, the Purchase Price for each share of Stock purchased at the close of such Accumulation Period shall be the lower of:

(i) The higher of (A) 85% of the Fair Market Value of such share on the first trading day in the applicable Offering Period or, in the case of the first Offering Period under the Plan, 85% of the price at which one share of Stock is offered to the public in the IPO or (B) 85% of the Fair Market Value of such share on the earliest trading day coinciding with or following the date when the Company’s stockholders approve such increase; or

(ii) 85% of the Fair Market Value of such share on the last trading day in such Accumulation Period.

Immediately after the close of such Accumulation Period, a new Offering Period shall commence for all Participants, provided that the Committee has determined that a new Offering Period should commence.

SECTION 17. GOVERNING LAW.

The provisions of the Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of law rules.

SECTION 18. DEFINITIONS.

(a) “Accumulation Period” means a period during which contributions may be made toward the purchase of Stock under the Plan, as determined by the Committee pursuant to Section 4(b).

(b) “Affiliate” means any entity, other than a Subsidiary, in which the Company has an equity or other ownership interest.

(c) “Board” means the Board of Directors of the Company, as constituted from time to time.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Code Section 423(b) Component” shall mean an employee stock purchase plan which is designed to meet the requirements set forth in Section 423(b) of the Code, as amended. The provisions of the Code Section 423(b) Component shall be construed, administered and enforced in accordance with Section 423(b) of the Code.

(f) “Committee” means a committee of the Board, as described in Section 2.

(g) “Company” means Riverbed Technology, Inc., a Delaware corporation.

(h) “Compensation” means (i) the total compensation paid in cash to a Participant by a Participating Company, including salaries, wages, bonuses, incentive compensation, commissions, overtime pay and shift premiums, plus (ii) any pre-tax contributions made by the Participant under section 401(k) or 125 of the Code. “Compensation” shall exclude all non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to the exercise of stock options, and similar items. The Committee shall determine whether a particular item is included in Compensation.

(i) “Corporate Reorganization” means:

(i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization; or

(ii) The sale, transfer or other disposition of all or substantially all of the Company’s assets or the complete liquidation or dissolution of the Company.

(j) “Eligible Employee” means any employee of a Participating Company who meets both of the following requirements:

(i) His or her customary employment is for more than five months per calendar year and for more than 20 hours per week, provided, however, that employees of a Participating Company in the Non-423(b) Component may be Eligible Employees even if their customary employment is less than five months per calendar year and/or 20 hours per week, to the extent required by local law; and

(ii) He or she has been an employee of a Participating Company for such period as the Committee may determine before the beginning of the applicable Offering Period.

The foregoing notwithstanding, an individual shall not be considered an Eligible Employee if his or her participation in the Plan is prohibited by the law of any country that has jurisdiction over him or her or if he or she is subject to a collective bargaining agreement that does not provide for participation in the Plan.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l) “Fair Market Value” means the market price of Stock, determined by the Committee as follows:

(i) If the Stock was traded on the Nasdaq Global Select Market, Nasdaq Global Market or Nasdaq Capital Market on the date in question, then the Fair Market Value shall be equal to the last-transaction price quoted for such date by such Market;

(ii) If the Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; or

(iii) If none of the foregoing provisions is applicable, then the Committee shall determine the Fair Market Value in good faith on such basis as it deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal or as reported directly to the Company by Nasdaq or a stock exchange. Such determination shall be conclusive and binding on all persons.

(m) “IPO” means the effective date of the registration statement filed by the Company with the Securities and Exchange Commission for its initial offering of Stock to the public.

(n) “Non-423(b) Component” means the grant of an option under the Plan which is not intended to meet the requirements set forth in Section 423(b) of the Code, as amended.

(o) “Offering Period” means a period with respect to which the right to purchase Stock may be granted under the Plan, as determined by the Committee pursuant to Section 4(a).

(p) “Participant” means an Eligible Employee who participates in the Plan, as provided in Section 4.

(q) “Participating Company” means (i) the Company and (ii) each present or future Affiliate or Subsidiary designated by the Committee from time to time in its sole discretion as a Participating Company. For purposes of the Code Section 423(b) Component, only the Company and its Subsidiaries may be Participating Companies, provided, however, that at any given time, a Subsidiary that is a Participating Company under the Code Section 423(b) Component shall not be a Participating Company under the Non-423(b) Component.

(r) “Plan” means this Riverbed Technology, Inc. 2006 Employee Stock Purchase Plan, as it may be amended from time to time, which includes a Code Section 423(b) Component and a Non-423(b) Component.

(s) “Plan Account” means the account established for each Participant pursuant to Section 8(a).

(t) “Purchase Price” means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 8(b).

(u) “Stock” means the Common Stock of the Company.

(v) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(w) “U.S. Eligible Employee” means an Eligible Employee who (i) resides in the United States, and (ii) is employed by the Company or by a Participating Company located in the United States.